Exhibit 10.3
2023 MARRIOTT INTERNATIONAL, INC.
STOCK AND CASH INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR STOCK APPRECIATION RIGHT AGREEMENT
THIS AGREEMENT (this “Agreement”) is entered into on #GrantDate+C# (the “Grant Date”) by MARRIOTT INTERNATIONAL, INC. (the “Company”) and
#ParticipantName+C# (“Director”).
WHEREAS, the Company maintains the 2023 Marriott International, Inc. Stock and Cash Incentive Plan (as the same may be amended from time to time, the “Plan”);
WHEREAS, the Board, upon recommendation by the Committee, has awarded Fees to Director; and
WHEREAS, the Director has elected to receive all or a portion of such Fees in the form of a stock appreciation right (“SAR” or “SARs”) in a manner prescribed by the Committee pursuant to the Plan.
NOW, THEREFORE, it is agreed as follows:
1.Prospectus. Director has been provided with, and hereby acknowledges receipt of, a Prospectus for the Plan which contains, among other things, a detailed description of the SARs provisions of the Plan (provided that, in the event of any inconsistency between the Prospectus and the Plan, the terms of the Plan shall govern). Director further acknowledges that Director has read the Prospectus and this Agreement and that Director understands the provisions thereof.
2.Incorporation of Plan and Interpretation. The provisions of the Plan are incorporated herein by reference and form an integral part of this Agreement. Except as otherwise set forth herein, capitalized terms used herein have the meanings given to them in the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan shall govern. A copy of the Plan is available from the Compensation Department of the Company upon request. All decisions and interpretations made by the Committee, or its designee, with regard to any question arising hereunder or under the Plan, shall be binding and conclusive.
3.Grant of SARs. Subject to the terms and conditions of the Plan and Director’s acceptance of this Agreement, the Company hereby grants to Director, as of the Grant Date, SARs with respect to #QuantityGranted+C# Shares (the “SAR Shares”). Under this Agreement, upon exercising the SARs, and subject to satisfying the conditions for exercising SARs as set forth in Paragraphs 5 and 6 below, Director shall receive a number of Shares equal to (a) the number of SAR Shares that are being exercised hereunder, multiplied by (b) the quotient of (i) the Fair Market Value of a Share on the date the SAR is exercised (the “Final Value”), minus the Exercise Price, divided by (ii) the Final Value.
4.Exercise Price. Subject to Paragraph 8 hereof, the Exercise Price per SAR Share is #GrantPrice+C#.

5.Exercise Dates. Subject to Paragraph 8 hereof, the SAR Shares may be exercised commencing on the first exercisable date and at any time thereafter; provided, however, that the SARs shall not be exercisable after the tenth anniversary of the Grant Date (the “Final Expiration Date”) or sooner as set forth in Paragraph 7, if applicable. Exercise of the SARs shall not be dependent upon the prior or sequential exercise of any other SARs previously granted to Director by the Company.
6.Method of Exercising SARs. To exercise the SARs, the person entitled to exercise the SARs must provide a signed written notice or its equivalent to the Committee, or its designee, in the manner prescribed by the Committee, stating the number of SAR Shares with respect to which the SARs are being exercised. Upon satisfying the conditions for exercise, the Company shall provide confirmation from the Plan recordkeeper that the transfer agent for the Shares is holding Shares for the account of such person in a certificateless account. The exercise of the SARs may be made by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law.
7.Effect of Termination of Service. If Director experiences a Termination of Service for any reason except death prior to the next Annual Meeting of Stockholders of the Company following the Grant Date, (i) a pro-rated portion of the SARs, based on the number of days that has elapsed from the Company’s last Annual Meeting of Stockholders to the Director’s Termination of Service, shall become exercisable in accordance with Paragraph 5 above and remain exercisable until the Final Expiration Date, and (ii) the remaining SARs shall be automatically forfeited on the date of such Termination of Service. For a Termination of Service other than due to death after the next Annual Meeting of Stockholders of the Company following the Grant Date, all of the SARs granted hereunder will become exercisable in accordance with Paragraph 5 above and remain exercisable until the Final Expiration Date. In the event of the death of Director, all outstanding SARs shall remain exercisable (or become exercisable and remain exercisable) by Director’s beneficiary (or personal representative or estate, as applicable) at any time prior to the expiration of one year from the date of the death of Director, but in no event after the Final Expiration Date.
8.General Restriction. In accordance with the terms of the Plan, the Company may, under certain circumstances, limit or suspend the exercisability of the SARs or the purchase or issuance of SAR Shares thereunder. Any delay caused thereby shall in no way affect the Final Expiration Date of the SARs.
9.Rights as a Shareholder. Director shall have no rights as a shareholder with respect to any SAR Shares covered by the SARs granted hereby, until the date of acquisition by Director of such SAR Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date of acquisition of such SAR Shares.
10.Nontransferability. The SARs shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The SARs shall be exercisable during Director’s lifetime only by Director.
11.Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in Paragraphs 7 and 10 above and the provisions of the Plan, to the Director’s designated beneficiary. In the absence of a properly designated beneficiary under the terms of the Plan, any payment due in respect of the SARs following the death of Director shall be made to the Director’s estate or personal representative.
12.Amendment of this Agreement. The Board, or its authorized delegate, may at any time amend, suspend or terminate the Plan or amend this Agreement; provided, however,

that no amendment, suspension or termination of the Plan or amendment of this Agreement shall adversely affect the SARs in any material way without written consent of Director.
13.Notices. Notices hereunder shall be in writing, and if to the Company, may be delivered personally to the Compensation Department or such other party as designated by the Company or mailed to its principal office at: 7750 Wisconsin Avenue, Bethesda, Maryland 20814, addressed to the attention of the Stock Plan Administrator (Department 935.40), and if to Director, may be delivered personally or mailed to Director at Director’s address on the records of the Company. The Company may also, in its sole discretion, decide to deliver any documents related to Director’s current or future participation in the Plan, the SARs, any Shares, or any other Company-related documents by electronic means. By accepting this Agreement, whether electronically or otherwise, Director hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to, the use of electronic signatures or click-through electronic acceptance of terms and conditions.
14.Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
15.Counterparts. This Agreement may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which will be deemed an original and all of which together will constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Grant Date.

MARRIOTT INTERNATIONAL, INC.	DIRECTOR

/s/ Benjamin T. Breland	#PARTICIPANTNAME#
Executive Vice President and Chief Human Resources Officer	Signed Electronically

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